UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2021

TCW Direct Lending LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)
814-01246 (Commission File Number)	82-2252672 (I.R.S. Employer Identification No.)

200 Clarendon Street, 51st Floor Boston, Massachusetts (Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (617) 936-2275

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 6, 2021, TCW Direct Lending LLC (the “Company”) entered into a Third Amendment to Third Amended and Restated Revolving Credit Agreement (the “Amendment”), by and among the Company, as borrower, Natixis, New York Branch, as administrative agent, and the lenders party thereto, which amends that certain Revolving Credit Agreement, dated as of November 12, 2014, that was subsequently amended by an Amended and Restated Revolving Credit Agreement, dated as of December 22, 2014, a Second Amended and Restated Revolving Credit Agreement, dated as of July 1, 2015, a Third Amended and Restated Revolving Credit Agreement, dated as of April 10, 2017, a First Amendment to Third Amended and Restated Revolving Credit Agreement, dated as of April 6, 2020, and a Second Amendment to Third Amended and Restated Revolving Credit Agreement, dated as of December 2, 2020 (as so amended and restated, the “Credit Agreement”). Certain terms of the Credit Agreement are described below, and reference is made to the Credit Agreement for complete terms and conditions. A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Credit Agreement provides for a revolving credit line of up to $177 million, subject to the available borrowing base, which is generally a percentage of remaining unfunded commitments from certain eligible investors in the Company. The Credit Agreement is generally secured by the unfunded commitments (together with the recallable amounts) of the Company’s investors. The stated maturity date of the Credit Agreement is April 8, 2022, which date (subject to the satisfaction of certain conditions) may be extended by the Borrower for up to an additional 364 days. Borrowings under the Credit Agreement bear interest at a rate equal to either (a) adjusted eurodollar rate calculated in a customary manner plus 1.95%, (b) commercial paper rate plus 1.95%, or (c) a base rate calculated in a customary manner (which will never be less than the adjusted eurodollar rate plus 1.00%) plus 0.95%, provided however in each case the CP Rate and the Eurocurrency Rate shall have a floor of 0.00%.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is hereby incorporated by reference to this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Third Amendment to the Third Amended and Restated Revolving Credit Agreement, dated as of April 6, 2021, among TCW Direct Lending LLC, as borrower, Natixis, New York Branch, as Administrative Agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2021	TCW DIRECT LENDING LLC

	By:	/s/ James G. Krause
Name: James G. Krause Title: Chief Financial Officer & Senior Vice President